UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
July 1, 2010
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Stock Purchase Agreement.

On July 1, 2010, Pinnacle Airlines Corp., a Delaware corporation (the “Company”) and Pinnacle Airlines, Inc., a Georgia corporation and wholly owned subsidiary of the Company (“PAI”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement ”) with Delta Air Lines Inc., a Delaware corporation (“Delta”) and Mesaba Aviation Inc., a Minnesota corporation and wholly owned subsidiary of Delta (“Mesaba”), pursuant to which the Company purchased all of the issued and outstanding common stock of Mesaba from Delta (the “Acquisition”). Pursuant to the Stock Purchase Agreement, the closing of the Acquisition took place concurrently with the execution of the Stock Purchase Agreement.

Headquartered in Eagan, Minnesota, Mesaba is a regional airline that operates a fleet of regional jet and jet-prop aircraft as a Delta Connection carrier under service agreements with Delta.  Mesaba’s fleet of aircraft consists of thirty-two 34-passenger Saab 340 B+ aircraft, nineteen 50-passenger Bombardier CRJ-200 aircraft and forty-one 76-passenger Bombardier CRJ-900 regional jet aircraft.

The purchase price under the Stock Purchase Agreement for all of the issued and outstanding common stock of Mesaba is $62,000,000, subject to a post-closing adjustment related to Mesaba’s working capital.  The purchase price is payable by means of a promissory note of equal principal amount delivered to Delta by the Company, PAI and Mesaba, which is secured by certain equipment of, and all of the capital stock in, Mesaba pursuant to a security and pledge agreement.  For further description of the promissory note and security and pledge agreement, see the section of this Item 1.01 entitled “The Promissory Note and Security Agreement.”

The Company and Delta made customary representations and warranties and agreed to customary covenants in the Stock Purchase Agreement.

In connection with the Acquisition, (1) the Company, PAI, Mesaba and Delta entered into an amendment and restatement of the existing Airline Services Agreement (the “Prior ASA”) by and among the Company, PAI and Delta, (2) the Company, PAI and Delta entered into an amendment of their existing Delta Connection Agreement (the “DCA”), (3) the Company, PAI, Mesaba and Delta entered into a new Delta Connection Agreement regarding the operation of Mesaba’s CRJ-900 aircraft for Delta, (4) the Company, Mesaba and Delta entered a new Delta Connection Agreement regarding the operation of Mesaba’s SAAB 340B+ aircraft for Delta, (5) Mesaba and Delta entered into a facilities use agreement for Delta to license certain facilities and premises to Mesaba for two years following closing and (6) Mesaba and Delta entered into a transition services agreement for Mesaba to provide information technology and human resource administrative services to Delta for one year following closing.  For a description of the amendments to the Prior ASA and DCA and of the two new Delta Connection Agreements, see the sections of this Item 1.01 entitled “The Amended CRJ-200 Airline Services Agreement,” “The Amended CRJ-900 Delta Connection Agreement,” “The CRJ-900-M Delta Connection Agreement” and “The SAAB 340 Delta Connection Agreement,” respectively.

The Amended CRJ-200 Airline Services Agreement.

In connection with the Company’s acquisition of Mesaba and its CRJ-200 aircraft fleet, on July 1, 2010, the Company, PAI and Mesaba entered into a Second Amended and Restated Airline Services Agreement (the “CRJ-200 ASA”) with Delta, which restates substantially all of the terms of the Prior ASA other than with respect to amendments that (1) increase the number of regional jets operated by the Company for Delta under the agreement, (2) modify the rates under which PAI and Mesaba shall perform the services for Delta, and (3) provide for future rate adjustments based on changes in the Company’s actual operating costs.  The CRJ-200 ASA shall continue in effect until December 31, 2017.

The Amended CRJ-900 Delta Connection Agreement.

The Company, PAI and Delta entered into an Amendment to Delta Connection Agreement (the “CRJ-900 Amendment”).  Aside from changes related to measuring operating performance, substantially all terms of the previous DCA remain in effect.

The CRJ-900-M Delta Connection Agreement.

         In connection with the Company’s acquisition of Mesaba and its CRJ-900 aircraft fleet, on July 1, 2010, the Company, PAI and Mesaba entered into a 2010 Delta Connection Agreement (the “CRJ-900-M DCA”) with Delta, pursuant to which Mesaba provides regional jet service to Delta by operating forty-one 76-seat CRJ-900 aircraft.  The CRJ-900-M DCA provides for Delta to pay pre-set rates based upon the capacity that Mesaba provides to Delta.  Mesaba is responsible for the costs of flight crews, maintenance, dispatch, aircraft ownership and general and administrative costs.  In addition, Delta reimburses Mesaba for certain pass-through costs, including landing fees, most station-related costs (to the extent that Mesaba incurs them) and aircraft hull and general liability insurance.  In most cases, Delta will provide fuel and ground handling services free of charge.  Mesaba will earn incentive payments (calculated as a percentage of the payments received from Delta) if the Company’s aggregate operations for Delta as a whole meet certain performance targets.  The CRJ-900-M DCA terminates on its twelfth anniversary of execution.

The SAAB 340 Delta Connection Agreement.

In connection with the Company’s acquisition of Mesaba and its SAAB 340B+ aircraft fleet, on July 1, 2010, the Company and Mesaba entered into a SAAB 340 Delta Connection Agreement (the “SAAB 340 DCA”) with Delta, pursuant to which Mesaba provides regional jet service to Delta by operating thirty-two 45-seat SAAB 340 B+ aircraft.  The SAAB 340 DCA provides for Delta to pay pre-set rates to cover the direct incremental costs associated with operating the aircraft for Delta.  Mesaba is responsible for the costs of flight crews, maintenance, dispatch, aircraft ownership and general and administrative costs.  In addition, Delta reimburses Mesaba for certain pass-through costs, including landing fees, most station-related costs (to the extent that Mesaba incurs them) and aircraft hull and general liability insurance.  In most cases, Delta will provide fuel and ground handling services free of charge.  Mesaba will earn incentive payments (calculated as a percentage of the payments received from Delta) if the Company’s aggregate operations for Delta as a whole meet certain performance targets.

The scope of the SAAB 340 DCA terminates for each aircraft on a specific retirement date pursuant to a set retirement schedule.  The final aircraft is scheduled to retire in May 2012.

Settlement of disputed contractual matters with Delta, as code-share partner.

On July 1, 2010, in connection with the Acquisition, the Company, PAI and Delta agreed to resolve and finally settle all of the significant disputed contractual matters that were discussed in Note 9 (Commitments and Contingencies) to Item 1 of the Company’s quarterly report on Form 10-Q, filed on May 4, 2010 (the “Quarterly Report”), which Note 9 is incorporated herein by reference.   All of the disputed contractual matters that were discussed in Note 9 were settled by the parties pursuant to various terms contained in the Stock Purchase Agreement, the CRJ-200 ASA and the CRJ-900 Amendment.  In addition, on July 1, 2010, the Company and PAI entered into a Pinnacle/Delta Mutual Release Agreement with Delta (the “Mutual Release Agreement”), pursuant to which each of the Company and PAI, on one hand, and Delta, on the other hand, agreed to fully and finally release the other from all claims, liabilities or obligations arising out of the parties’ disputes related to (1) the one-time adjustment to the Company’s block hour, cycle and fixed payment rates under the Prior ASA and (2) reimbursement of the Company’s aviation insurance premiums related to the Company’s Delta Connection operations.

Item 2.01 Completion of Acquisition of Assets

The information set forth in the section entitled “The Stock Purchase Agreement” in Item 1.01 of this current report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

The Promissory Note and Security Agreement.

The purchase price payable under the Stock Purchase Agreement is financed by a secured Promissory Note, dated July 1, 2010 (the “Promissory Note”), issued by the Company, PAI and Mesaba, as borrowers, to Delta in a principal amount of $62,000,000, subject to increase in accordance with the working capital adjustment procedures in the Stock Purchase Agreement.  The Promissory Note has an interest rate of 12.5%, with the principal payable in equal quarterly installments beginning on October 15, 2010 and a final maturity date of July 15, 2015.  Payments under the Promissory Note may be made by deductions from amounts due and payable to the borrowers under the connection carrier agreements described in Item 1.01 of this current report.   The Promissory Note contains customary representations and warranties, covenants and events of default. The events of default include those with respect to non-payment, misrepresentation, breach of covenant, cross-default and bankruptcy.

The Promissory Note is secured by a Security and Pledge Agreement, dated July 1, 2010 (the “Security Agreement”), by and among the Company and Mesaba, as grantors, and Delta, as secured party.  Under the Security Agreement, the grantors pledge and grant to Delta a security interest in a collateral package that includes certain equipment and all of the capital stock of Mesaba.  The collateral will, however, cease to include capital stock of Mesaba if Mesaba is ever merged with and into another entity as permitted by the Promissory Note or if the outstanding principal amount under the Promissory Note is less than $10,000,000.  The Security Agreement contains customary representations and warranties and covenants.

The foregoing summaries of the Stock Purchase Agreement, the CRJ-200 ASA, the CRJ-900 Amendment, the CRJ-900-M DCA, the SAAB 340 DCA, the Mutual Release Agreement, the Promissory Note, the Security Agreement and other agreements described herein (collectively, the “Transaction Agreements”) provide a brief summary of each Transaction Agreement and transactions contemplated thereunder, do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of each Transaction Agreement, which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.

Item 8.01 Other Events

The Company issued a press release on July 1, 2010, announcing the execution of the Transaction Agreements.  A copy of the press release is included as Exhibit 99.1 to this report and is incorporated hereto by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements of Mesaba required to be filed in connection with the transaction described in the section entitled the “The Stock Purchase Agreement” in Item 1.01 of this current report will be filed by amendment to this Form 8-K not later than 71 days following the date this current report on Form 8-K must be filed.

(b) Pro form financial information.

Any pro forma financial information required to be filed in connection with the transaction in the section entitled the “The Stock Purchase Agreement” in Item 1.01 of this current report will be filed by amendment to this Form 8-K not later than 71 days following the date this current report on Form 8-K must be filed.

(c) Exhibits.

Exhibit Number	Description

99.1	Press release, dated as of July 1, 2010, of Pinnacle Airlines Corp., regarding execution of the Transaction Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
July 1, 2010